Exhibit 10.23

Dated the 14th day of September, 2005

WATSON WYATT (IRELAND) LIMITED

and

PLANLIFE TRUSTEE SERVICES LIMITED

T/A IFG FINANCIAL SERVICES

TRUST DEED AND RULES

OF THE

WATSON WYATT IRELAND

SHARE PARTICIPATION SCHEME

TABLE OF CONTENTS

TRUST DEED

1.	Interpretation and Establishment	2
2.	Participation by Subsidiaries	3
3.	Provision of Trustees’ Funds	3
4.	Acquisition of Shares by the Trustees	4
5.	Trustees’ Duties	4
6.	Appointment of Trustees	5
7.	Trustees’ Powers, Functions and Indemnity	6
8.	Records and Information	8
9.	Trust Expenses	8
10.	Termination of Liability to Contribute	9
11.	Termination of Scheme	9
12.	Amendments	10
13.	Proper Law	11

SCHEDULE		13

RULES OF THE WATSON WYATT IRELAND SHARE PARTICIPATION SCHEME		13

1.	Definition and Interpretation	13
2.	Company’s Obligations	16
3.	Employee Participation	17
4.	Trustees’ Obligations	17
5.	Rights attaching to Scheme Shares	18
6.	Conditions of Retention and Disposal	18
7.	Re-organisation; Amalgamation or Take-over and Rights Issues	19
8.	Receipts	20
9.	Rights attaching to Scheme Shares	21
10.	Rights of Employees	21
11.	Duty to account for tax	21
12.	Administration	22
13.	Alterations	22
14.	Final Decisions	22
15.	Limitation upon number of Shares available to the Scheme	23

APPENDIX 1		24

APPENDIX 2		25

FORM 1		27

FORM 2		28

FORM 3		31

THIS TRUST DEED IS MADE THE                DAY OF

BETWEEN

1.                                       Watson Wyatt (Ireland) Limited (the “Company”) whose registered office is at 65/66 Lr Mount Street, Dublin 2; and,

2.                                       Planlife Trustee Services Limited (the “Trustees”) T/A IFG Financial Services whose registered office is at IFG House, Booterstown Hall, Booterstown, Co. Dublin.

WHEREAS:

A.                                   By an ordinary resolution of the Company passed on, authority was given to the Board to establish the Watson Wyatt Ireland Share Participation Scheme (the “Scheme”).

B.                                     The Company is ultimately owned by Watson Wyatt & Company Holdings (the “Parent Company”) and is controlled within the meaning of that expression contained in Part 1 of Schedule 11 of the Taxes Consolidation Act 1997 (the “Act”) by the Parent Company.

C.                                     It is intended that the said Scheme shall be an approved Scheme within the meaning of Chapter 1 of Part 17 and of Schedule 11 to the Act, the purpose of which is to provide funds to the Trustees to enable them to acquire Shares (as defined in the Rules) and to appropriate the said Shares to eligible directors and employees of the Company and its Participating Subsidiaries.

D.                                    The Trustees wish to declare the trusts upon which they will act and the Company has agreed to join in this Deed for the purposes mentioned herein.

NOW THIS DEED WITNESSES as follows:

1.                                       Interpretation and Establishment

1.1                                 In pursuance of the resolution referred to in Recital A the Watson Wyatt Ireland Share Participation Scheme is hereby established.

1.2                                 This Scheme shall be operated and administered in accordance with this Deed and the Rules in the Schedule to this Deed (the “Rules”) as amended from time to time and the Trustees will hold and use monies paid to them by the Group Companies and will administer the same in accordance with the Deed and the Rules subject to the trusts hereinafter declared.

1.3                                 The definitions contained in Rule 1.1 shall apply to expressions used in this Deed and the provisions regulating the interpretation of the Rules contained in Rule 1.2 shall apply to the interpretation of this Deed.

2.                                       Participation by Subsidiaries

The Company shall have the power exercisable from time to time by deed executed by the Company, a Subsidiary and the Trustees (expressed to be supplemental hereto) to agree that any Subsidiary shall become a Participating Subsidiary for the purposes of this Scheme and its employees shall be eligible to become Participants in accordance with the Rules, provided that such Subsidiary shall be a party to that supplemental deed for the purpose of acceding to the provisions of this Scheme.  A Subsidiary shall cease to be a Participating Subsidiary for the purposes of this Scheme as from the date on which it ceases to be a Subsidiary or as from such earlier date as the Company and the Trustees may declare by deed.

3.                                       Provision of Trustees’ Funds

3.1                                 The Company agrees to pay and, where appropriate, to ensure that the relevant Participating Subsidiaries pay to the Trustees such funds as the Trustees shall require from time to time:

(a)                                  to enable the Trustees to subscribe for or purchase Shares to be held by the Trustees for the purposes of this Scheme;

(b)                                 to enable the Trustees to meet taxation and other reasonable costs incurred in the operation of this Scheme as may be agreed with the Company beforehand.

3.2                                 The Company shall be liable to make payments to the Trustees only in respect of Eligible Employees of the Company and the Company agrees to ensure that its Participating Subsidiaries similarly make payments to the Trustees in respect of Eligible Employees of the said Participating Subsidiaries.

3.3                                 Any sums paid by the Company and the Participating Subsidiary companies under Clause 3.1 to the Trustees shall be held by the Trustees UPON TRUST to apply the same to subscribe for or purchase Shares to be appropriated to Participants in accordance with the Rules and to discharge costs incurred in the operation of the Scheme.

3.4                                 Any money at any time held by the Trustees including dividends received by them during the period from the date of the acquisition of Shares to the Appropriation Date of such Shares, may insofar as the monies received are not required immediately by them to meet taxation and other costs incurred in the operation of this Scheme, be placed by the Trustees on deposit or current account designated in their name with any bank, building society or other institution in the State authorised to accept deposits at whatever rate of interest (if any) and on whatever terms the Trustees think fit.

4.                                       Acquisition of Shares by the Trustees

4.1                                 The Trustees may acquire Shares for the purposes of this Scheme by subscribing for them or by purchasing them from third parties. The Shares so allotted or purchased shall be registered in the name(s) of the Trustees and held by them in accordance with the Rules.

4.2                                 The Trustees agree to use the monies received by them in accordance with Clause 3 for the acquisition of Shares or payment of taxation or of expenses, as the case may be, in accordance with the Rules.

4.3                                 Shares subscribed for or purchased by the Trustees in accordance with Clause 4.1 shall be subscribed for or purchased by the Trustees at their Market Price.

5.                                       Trustees’ Duties

5.1                                 The Trustees shall appropriate the Shares acquired by, or issued to them to Eligible Employees in accordance with the Rules.

5.2                                 As soon as practicable after any Scheme Shares have been appropriated by the Trustees to a Participant in accordance with the Rules the Trustees shall give the Participant notice in writing of the appropriation specifying the number and description of Scheme Shares so appropriated and stating their Initial Market Value and Appropriation Date.

5.3                                 During the Retention Period of any Scheme Shares, the Trustees shall not dispose of such Shares held by them to anyone except in the circumstances outlined in section 511(6) (a), (b) or (c) of the Act.

5.4                                 After the end of the Retention Period of any Participant’s Shares the Trustees shall dispose of such Shares if directed to do so, by, or on behalf of, the Participant provided that to do so would not be in breach of the obligations imposed on the Participant by Rule 6.  The reference to Participant in this Clause 5.4 includes any person in whom the beneficial interest in the Participant’s Shares is vested for the time being.

5.5                                 The Trustees shall pay over to the Participant any money or money’s worth received by them by reference to any of his Shares except:

(a)                                  where the Participant has directed that the proceeds of disposing of rights arising under a rights issue be re-invested in the exercise of other rights accruing to his Shares;

(b)                                 where the money’s worth consists of new shares arising from a company reconstruction as described in Rule 7;

(c)                                  where the money consists of the sum referred to in section 511(4)(c) of the Act.

5.6                                 The Trustees shall deal with any rights conferred in respect of a Participant’s Shares to be allotted other shares, securities or rights of any description, as the Participant shall direct.  The reference to Participant in this Clause 5.6 includes any person in whom the beneficial interest in the Participant’s Shares is vested for the time being.

5.7                                 The Trustees shall maintain such records as may be necessary to enable the Trustees to carry out their obligations under Chapter 1 of Part 17 of the Act, and where the Participant becomes liable to income tax under Schedule E by reason of the occurrence of any event shall inform him of any facts relevant to determining that liability.

5.8                                 The Trustees shall at all times comply with their obligations to make payments to the Company or any of the Participating Subsidiaries and to account for tax under Case IV of Schedule D in accordance with section 516 of the Act.

5.9                                 The Trustees shall comply with any directions given by the Board pursuant to the Rules and shall not be under any liability in respect thereof to the Company or to any Participant.

5.10                           The Trustees shall pay such taxes as are properly incurred by them in the operation of the Scheme.

6.                                       Appointment of Trustees

6.1                                 Subject to Clause 6.2, in the case of any Trustee who is an individual, he shall hold office until he attains the age of 70 years or if he is an employee of the Company, or any Participating Subsidiary, until he ceases to be so employed, whichever is the sooner.  Any Trustee may retire from the trust hereby constituted at any time by giving to the Company and the remaining Trustees not less than three month’s written notice (or such shorter notice as the Company may accept) without being responsible for any costs occasioned by such retirement.

6.2                                 The Company shall have power in its absolute discretion at any time and without assigning any reason therefor by deed to remove from office any Trustee or to appoint a new or additional Trustee with the written approval of the Revenue Commissioners.  Any Trustee who is removed shall execute such documents and do such things as may be necessary to give proper effect to his removal as a Trustee.  The Company hereby declares and confirms the independence of the Trustees in the exercise of all of their functions and obligations under this Scheme and undertakes that it shall not seek to influence them in any manner.

6.3                                 The minimum number of Trustees shall be three one of which shall be independent unless a body corporate shall be a Trustee in which case the body corporate may be a sole Trustee. If at any time the number of the Trustees shall fall below three and none of the surviving or continuing Trustees is a body corporate, the Company shall appoint one or more new Trustees (as the case may be).

6.4                                 All the Trustees shall be resident in Ireland for all purposes.

7.                                       Trustees’ Powers, Functions and Indemnity

7.1                                 Where there is more than one Trustee:

(a)                                  The Trustees may meet together at any time, but shall meet at least once in every year, for the despatch of business and may adjourn and otherwise regulate their meetings (subject to these regulations) as they think fit.

(b)                                 Any two of the Trustees may require a meeting of the Trustees to be convened on not less than fourteen days’ notice in writing to all other Trustees.  With the prior agreement of all the Trustees, a meeting of the Trustees may be convened on less than fourteen days’ notice in writing.

(c)                                  The Board may nominate any one of the Trustees to be chairman of any such meeting, and in default of such nomination, the Trustees may elect one of their number to be chairman of their meeting provided that in the event of an equality of votes on the election of a chairman, he shall be chosen by lot.

(d)                                 A majority of the Trustees present at a meeting of the Trustees of which notice has been given to all Trustees shall form a quorum.  The procedure and conduct of a meeting of the Trustees shall be determined by the chairman and all other business brought before a meeting of the Trustees shall be decided by a majority of the votes of the Trustees present and voting thereon and, in the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

(e)                                  A decision made or a resolution passed at a meeting of the Trustees at which a quorum is present, shall be binding on all the Trustees, and all the Trustees shall be obliged to join in taking any action (including the signing of authorities and the execution of deeds) necessary or expedient to carry decisions or resolutions into effect.

(f)                                    A resolution in writing signed by all the Trustees shall be as effectual as if it had been passed at a meeting of the Trustees and may consist of one or more documents in similar form each signed by the Trustees.  Such resolution shall be entered in the minutes book referred to in Clause 7.2.

7.2                                 The Trustees shall cause proper minutes to be kept and entered in a book provided for the purpose of all their resolutions and proceedings and any such minutes signed by the chairman of such meeting or by the chairman of the next succeeding meeting shall be admissible as prima facie evidence of the matters stated in such minutes.

7.3                                 The Trustees may appoint such persons (including any one or more of the Group Companies but not a Participant) approved by the Company to act as their agent or agents to transact all or any business of whatsoever nature required to be done in the administration of the trusts, powers and provisions in this Deed and the Rules (including the receipt and payment of money and the subscription to and purchase and appropriation of Shares) and shall not be bound to supervise such agents or be in any way responsible for any loss incurred by reason of any misconduct or default on the part of any such agents.

7.4                                 The Trustees may obtain at any time and act on the opinion or advice of any lawyer, accountant, actuary, broker or other expert acting as an expert including such opinion or advice obtained by the Company, Parent Company or Participating Subsidiary companies and shall not be responsible for any loss, which may be occasioned by so doing.

7.5                                 The Trustees may, but shall not be bound to, accept a certificate signed by a director of, or any person authorised by, the Company as to any fact or matter which is prima facie within the knowledge of the Company as sufficient evidence thereof.

7.6                                 The Trustees shall have full power and discretion to agree with the Company all matters relating to the operation and administration of the trusts hereby declared so that no person claiming any interest under such trusts shall be entitled to question the legality and correctness of any arrangement or agreement made between the Company and the Trustees in relation to such operation and administration.

7.7                                 Section 10(2) of the Trustees Act, 1893 shall have effect as if reference to ‘at least two trustees’ did not appear in paragraph (c) thereof and a reference to ‘one trustee’ shall be substituted therefor.

7.8                                 No Trustee, nor any holding company of a corporate Trustee, nor any subsidiary of such holding company, nor any director or officer of a body corporate acting as Trustee shall be precluded from underwriting, purchasing, holding, dealing in and disposing of any stock, shares or other securities whatsoever of the Company or any subsidiary or holding company thereof or any subsidiary of any such holding company or from otherwise at any time contracting or entering into any insurance, financial or other transactions with any such company or being interested in any such transaction or accepting and holding the trusteeship or any debenture stock or other securities of any such company, neither shall such Trustee be liable to account for any profit made by him thereby or in connection therewith.

7.9                                 The Trustees may at any time cause any part of the Trust Property to be deposited for safekeeping with any one or more of the Trustees or any other persons (including any company or corporation) on behalf of the Trustees and may pay any expenses in connection therewith.

7.10                           The Company hereby covenants with the Trustees jointly and severally that it will at all times hereafter keep each of them and each and all of their successors in title as Trustees and each of their estates and effects fully indemnified and saved harmless against all claims, losses, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities that may be suffered or incurred by them or by any of them in connection with this Scheme in any manner whatsoever except that no Trustee shall be indemnified hereunder or exonerated in respect of any fraud or wilful default on the part of the Trustee who is sought to be made liable or in the case of a corporate trustee which is engaged in the business of providing trustee services for a fee, negligence on the part of such Trustee and to the extent that the Company fails to indemnify the Trustees, they shall be indemnified by the Participating Subsidiaries.

7.11                           In the professed operation of this Scheme no Trustee shall be liable for any loss arising by reason of any mistake or omission made in good faith by him or by reason of any other matter or thing, including the fraud, default or negligence of another Trustee, or of any nominee, agent (whether or not the employment of such agent was strictly necessary or expedient), officer or other delegate unless the Trustee sought to be made liable shall himself have been fraudulent or in wilful default or in the case of a corporate trustee which is engaged in the business of providing trustee services for a fee, negligent.

8.                                       Records and Information

8.1                                 The Trustees shall cause accounts and records relating to the Trust Property and to the operation of this Scheme to be kept and at the request of the Company shall furnish copies or extracts from such accounts and records to the Company or persons nominated by it and permit any person authorised by the Company to examine such accounts and records and all other correspondence and documents relating to this Scheme.

8.2                                 Each of the Group Companies shall give to the Trustees all such information as to Eligible Employees, Participants and otherwise as the Trustees shall from time to time require for the operation of this Scheme.

8.3                                 The Trustees shall make all such returns to the Revenue Commissioners as they may be required from time to time to make.

9.                                       Trust Expenses

9.1                                 Any Trustee being a solicitor, accountant or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted by him or any partner or employee of his in connection with the trusts hereof.

9.2                                 The Trustees shall be entitled to remuneration at such rate (if any) as may be agreed with the Company and shall be entitled to be repaid such reasonable expenses as they may incur, and as may be agreed with the Company beforehand, in the performance of their duties as Trustees hereof.

9.3                                 All costs, charges and expenses of and incidental to the administration of this trust and this Scheme, including but not limited to the remuneration of the Trustees, shall be primarily payable out of any income or profits which may accrue to the Trustees (other than Shares held on behalf of Participants) and subject thereto shall be paid by the Company and if the Company so decides, by the Participating Subsidiaries.

10.                                 Termination of Liability to Contribute

10.1                           The Company, a Participating Subsidiary or the Company on behalf of itself and/or any or all of the Participating Subsidiaries, at any time by notice (hereinafter in this Clause referred to as a “Notice”) in writing given to the Trustees, may terminate its or their obligations under Clause 3 to allocate funds to the Trustees.

10.2                           In the event of a Notice being given to the Trustees by the Company on behalf of itself and all of the Participating Subsidiaries:

(a)                                  any Shares in the capital of the Parent Company held by the Trustees (not being Shares held on behalf of the Participants) shall be sold by the Trustees and the proceeds after payment of any necessary expenses or other liabilities shall be paid to the Company and to such Subsidiaries as are participating in this Scheme at the time of giving of the Notice in proportion to the last allocation of funds respectively made by such companies pursuant to Rule 2.3 of the Rules; and

(b)                                 the Trustees shall continue to hold on behalf of a Participant upon the terms of this Deed and the Rules (unless Clause 11 applies) any such Scheme Shares as have already been appropriated to such Participant.

10.3                           If a Notice is given by the Company or a Participating Subsidiary (not being a Notice given by the Company on behalf of itself and all the Participating Subsidiaries) Clause 10.2(b) shall apply in relation to Participants who are or were employees of the company giving the Notice but in all other respects this Scheme shall continue.

11.                                 Termination of Scheme

11.1                           This Scheme and the Trust created by this Deed shall determine on the earliest of the following dates:

(a)                                  the date, which is one day before the date on which, shall expire the period of twenty-one years after the death of the survivor of the descendants living on the date of this Deed of his late Britannic Majesty King George VI unless there has been legislation before then making it lawful for the trusts of the Scheme to continue;

(b)                                 the date of such anniversary, as from time to time is specified in section 511(2) of the Act, of the Appropriation Date next before the date on which the Company shall go into liquidation (otherwise than for the purposes of a reconstruction or amalgamation in such circumstances that substantially the whole of the undertakings, assets and liabilities of the Company pass to a successor company); or

(c)                                  such date as the Board shall by resolution declare to be the date of such determination (not being a date earlier than such anniversary of the Appropriation Date immediately preceding the date of such resolution as is equal to the number of years specified in respect of the definition of Release Date).

Provided however that the Trustees shall not acquire, in the Closed Period immediately preceding the date of such determination, any Shares on behalf of a Participant other than Shares acquired in accordance with Rule 7 of the Rules.  If it is discovered subsequently that the Trustees shall have acquired any Shares in breach of this proviso then the Trustees shall sell those Shares and shall hold the net proceeds of the sale in trust for that one of the Group Companies which paid to the Trustees the funds to enable them to acquire those Shares.  For the purpose of this Clause 11.1, the “Closed Period” means such number of years preceding the date of such determination as is the same as the number of the anniversary as is specified from time to time in section 511(2) of the Act.

11.2                           At such determination the Trustees shall distribute any Trust Property to the persons entitled thereto and shall pay or transfer to the Company and such Subsidiaries as are participating in this Scheme at the time of such determination the balance thereof in proportion to the last allocation of funds respectively made by such companies pursuant to Rule 2.3 provided that if any part of such balance consists of Shares then the Trustees shall do whichever one or more of the following the Company requires in relation to all or some of the Shares, namely:

(a)                                  if permitted by law to do so, transfer the Shares to the Company or to any other of the Group Companies which paid to the Trustees the funds to enable them to acquire the Shares and so that where any Shares are transferred to the Company but another of the Group Companies provided the funds to enable the Trustees to acquire the Shares then the Company shall account to that other Group Company for the cost or value of the shares transferred and the Trustees shall have no liability therefore to that other Group Company; or

(b)                                 sell the Shares for the best consideration that can be reasonably obtained and apply the net proceeds of sale as part of the said balance of the Trust Property.

If there is any dispute as to the persons entitled to any part of the Trust Property the Trustees shall convert such part into cash and pay the cash into court and thereupon shall be discharged from all obligations in relation thereto.

11.3                           On such determination any moneys or other assets held by the Trustees to which any Participant is absolutely entitled shall be immediately distributable to such Participant or to his personal representatives if, but only if, the requirements of section 511 of the Act with regard to retention and disposal of Shares have been complied with.  If such Participant or his personal representatives cannot be found after reasonable enquiry such moneys or other assets shall be paid or transferred to the Company to be held on behalf of such Participant.

12.                                 Amendments

12.1                           The Company may from time to time and at any time with the consent of the Trustees amend the terms of this Deed by a deed or deeds supplemental hereto provided that:

(a)                                  any amendments made to this Deed shall not be inconsistent with or contrary to the Rules;

(b)                                 if the Scheme is at the time of an amendment approved by the Revenue Commissioners any such amendments of this Deed shall not prejudice approval of this Scheme by the Revenue Commissioners under paragraph 5(2) of Part 2 of Schedule 11 to the Act and must have the prior approval of the Revenue Commissioners in writing; and

(c)                                  no amendment shall be made which would or might infringe any rule against perpetuities.

13.                                 Proper Law

This Deed and the Rules shall be governed by and construed in accordance with the law of the Republic of Ireland.   The jurisdiction of the Courts of the Republic of Ireland shall be the jurisdiction appropriate to all actions, claims, disputes and proceedings arising under or in connection with the Scheme.

IN WITNESS whereof the parties hereto have entered into these presents the day and year first above WRITTEN.

PRESENT when the common seal of
Watson Wyatt (Ireland) Limited
was affixed hereto:

/s/ John J. Haley	(Director)

/s/ Walter W. Bardenwerper	(Director)

PRESENT when the common seal of

Planlife Trustee Services Limited
was affixed hereto:

(Director/Secretary)

(Director)

SCHEDULE

RULES OF THE WATSON WYATT IRELAND SHARE PARTICIPATION SCHEME

1.             Definition and Interpretation

1.1                                 For the purpose of the Deed and these Rules, the words and expressions set out below shall have the meanings specified against them unless otherwise specifically provided:

‘The Act’ The Taxes Consolidation Act, 1997.

‘Announcement Date’ The day or days in each year on which the Company informs each Eligible Employee of his Entitlement under the Scheme.

‘Annual Remuneration’ The gross basic salary (excluding any fluctuating emoluments such as overtime) paid or payable by the Company or any Subsidiary of the Company to the relevant Eligible Employee.

‘Appropriate Percentage’ The percentage of the Locked-in Value of a Participant’s Shares chargeable to income tax under Schedule E computed in accordance with section 511(3) of the Act.

‘Appropriation Date’ The date or dates upon which Shares are appropriated to Participants pursuant to the Scheme.

‘Auditors’ The Auditors for the time being of the Company, or, in the event of there being joint Auditors, such one of them as the Company shall select.

‘The Board’ The board of directors for the time being of the Company, or the directors present at a duly convened meeting of such board, or a duly constituted committee appointed by the Board for the purpose of administering the Scheme.

‘The Company’ — Watson Wyatt (Ireland) Limited (registered number 402562).

‘Deed’ The deed to which these Rules are scheduled as from time to time amended.

‘Eligible Employee’ Any person who is at the Announcement Date an employee or full-time director of the Company or of any Participating Subsidiary:

(a)                                  (i)            whose remuneration in respect of that employment is subject to Irish Income Tax under Schedule E; and

(ii)                                  who has been in service with either the Company or any Participating Subsidiary for a continuous period of six months prior to the 1st May preceding the relevant Announcement Date and for the purpose of the operation of the Scheme in 2005 a period of service with the Preceding Partnership shall be regarded as service with the Company for this purpose; or

(b)                                                                                 is any other employee or director of either the Company or any Participating Subsidiary who has been nominated by the Board for participation in the Scheme.

provided that an individual shall not be an ‘Eligible Employee’ if he is ineligible to participate in this Scheme under Part 4 of Schedule 11 to the Act.

 ‘Entitlement’ The amount of each Eligible Employee’s entitlement as may be determined in accordance with Rule 2.3 and Appendix 1 as amended from time to time in accordance with Rule 13.

‘Financial Year’ An accounting reference period of the Company used for the purposes of calculating the benefits (if any) payable under this Scheme.

“Full-Time Director”  A director who is required to devote substantially the whole of his time to the service of the Company.

‘The Group Companies’ The Company and all its Participating Subsidiaries for the time being which are incorporated in Ireland.

‘Individual Share Allocation’ All, or as the case may be that part, of an Eligible Employee’s Entitlement which the Eligible Employee has elected to have paid to the Trustees pursuant to Rule 3.1 provided that in any year of assessment such sum shall not exceed the amount specified in paragraph 3(4) of Part 2 of Schedule 11 to the Act or otherwise in any applicable legislation.

‘Initial Market Value’ The Market Price of a Participant’s Scheme Shares on the date on which they are appropriated to him, or on such earlier date(s) as has been agreed with the Revenue Commissioners pursuant to Section 510(2)(b) of the Act.

‘Locked-in Value’ The value as defined in section 512(1) of the Act.

‘Market Price’ In relation to any Scheme Shares has the meaning assigned to market value by section 548 of the Act or, if higher, the par values thereof.

‘The Parent Company’ –  Watson Wyatt & Company Holdings.

‘Participant’ An Eligible Employee who has elected to participate and is appropriated Scheme Shares under this Scheme.

‘Preceding Partnership’ Watson Wyatt LLP.

‘Participating Subsidiary’ Any Subsidiary which is party to the Deed or which has entered into a supplemental deed pursuant to Clause 2 of the Deed.

‘The Scheme’ The Watson Wyatt Ireland Share Participation Scheme as constituted by the Deed.

‘Scheme Shares’ The Shares acquired by the Trustees pursuant to the Scheme.

‘Release Date’ In relation to any of a Participant’s Scheme Shares, means the date as defined by section 511(2) of the Act.

‘Retention Period’ The period of retention as defined in section 511(1)(a) of the Act.

‘Rules’ The rules, of which this rule is one, as such rules may be amended and is in force from time to time.

‘Schedule E’ Schedule E contained in Part 5 of the Act.

‘Shares’ Common stock in the capital of the Parent Company, which comply with the provisions of Part 3 of Schedule 11 to the Act and where the context so requires shall refer to a single share.

‘Subsidiary’ A company, which is under the control of the Company which, established the Scheme (control being construed in accordance with section 432 of the Act).

‘Trust Property’ Money or shares from time to time and for the time being held by or in the names of and under the control of the Trustees for the purposes of this Scheme.

‘Trustees’ The Trustees named in the Trust Deed which expression shall include its successors in business or assigns or any other Trustees for the time being of the Scheme.

1.2                                 Throughout the Deed and these Rules, unless the context otherwise requires:

(a)                                  any reference to a provision of an Act refers to a Statute of the Oireachtas and shall include any statutory modification, re-enactment or extension of it for the time being in force and any regulations made under it;

(b)                                 words indicating the singular shall include the plural and vice versa;

(c)                                  words indicating the masculine shall include the feminine and neuter and vice versa;

(d)                                 reference to a clause means a Clause of the Deed and reference to a Rule means a Rule in the Rules; and

(e)                                  headings are for convenience of reference only and are not to be construed as part of the Deed or the Rules.

2.             Company’s Obligations

2.1                                 If the Company wishes to operate the Scheme in any Financial Year, then on such Announcement Date as it may determine, the Company:

(a)                                  shall inform each Eligible Employee of his Entitlement, and

(b)                                 shall advise him that, if he wishes to have all or any proportion of his Entitlement applied in acquiring Scheme Shares under this Scheme, then he must so elect by notice in writing to the Company not later than fourteen days after the Announcement Date, or within such longer period as the Company may allow.

The Company may advise Eligible Employees on more than one occasion during a Financial Year of the Entitlement which will be payable in respect of that Financial Year to the Eligible Employees.

2.2                                 When so informing each Eligible Employee, the Company shall send him a notice of election which shall contain provisions whereby the Eligible Employee contracts with the Company in the terms of Rule 3.3 and shall be in the form set out in Appendix 2 to these Rules or in such other form as may be approved by the Board from time to time.

2.3                                 The Entitlement (if any) shall be determined by the Board at such time or times as the Board may decide in accordance with the provisions of Appendix 1 to these Rules.  On or before each Appropriation Date, the Company and its Subsidiaries shall make available to the Trustees in respect of each Eligible Employee who has contracted to participate in the Scheme such sum as will enable the Trustees to purchase or subscribe at the Market Price for all the Scheme Shares which such Eligible Employee has elected to have appropriated to him in accordance with Rule 3.1 and 3.2 on condition that such sum is applied by the Trustees in the subscription for or purchase of Scheme Shares for appropriation to that Eligible Employee on that Appropriation Date.

2.4                                 The Company shall inform the Trustees as to which employees and directors of the Company and its Participating Subsidiaries are Eligible Employees in respect of the Financial Year last ended and have met the requirements set out in Rule 2.2 relating to a contract with the Company.  The Company shall, in accordance with such requirements as the Trustees may from time to time specify, prepare and make available to the Trustees, the name and address, Entitlement and Individual Share Allocation of each Eligible Employee who has elected to participate in this Scheme.

2.5                                 Alternatively to the procedures laid down in this Rule, the Scheme may also be operated in any manner approved in writing by the Revenue Commissioners.

2.6                                 Where the Entitlement notified to an Eligible Employee in accordance with Rule 2.1(a) is less than the amount specified in Paragraph 3(4) of Part 2 of Schedule 11 to the Act or otherwise in any applicable legislation, the Company may, in its absolute discretion but subject to such restrictions as may be required by the Revenue Commissioners from time to time, permit such Eligible Employee to elect to forgo part of his Annual Remuneration for an appropriation of Scheme Shares under the Scheme PROVIDED HOWEVER that:

(a)                                  the amount of such salary forgone does not exceed the lesser of 7.5% of his Annual Remuneration or the amount of his Entitlement; and

(b)                                 the aggregate value of the Scheme Shares to be appropriated to an Eligible Employee under Rule 2.3 shall not exceed the limit in Paragraph 3(4) of Part 2 of Schedule 11 to the Act or otherwise in any applicable legislation.

3.             Employee Participation

3.1                                 If the Eligible Employees so elects, then all or a proportion of his Entitlement shall be paid to the Trustees in accordance with Rule 4.1 so as to allow the Trustees to acquire Scheme Shares on his behalf under the terms of this Scheme, save for:

(a)                                  such part of the Entitlement as exceeds the limitation on his Individual Share Allocation; and

(b)                                 such remaining part of the Entitlement which is less than the Market Price of one Share.

3.2                                 If any Eligible Employee:

(a)                                  fails to elect at all, or

(b)                                 fails to enter into the contract referred to in Rule 2.2 with the Company, or

(c)                                  elects and contracts to have less than the full amount of his Entitlement applied in acquiring Scheme Shares, or

(d)                                 having made an election and entered into the contract referred to in Rule 2.2, ceases on or before the Appropriation Date to be an employee or Full-Time Director of the Company or any Participating Subsidiary,

he shall receive all or, in the circumstances of Rule 3.2(c) the remaining balance, of his Entitlement by way of cash after deduction of PAYE and PRSI as appropriate.

3.3                                 Any Eligible Employee who wishes to participate in this Scheme shall contract with the Company in the terms of Section 511(4) of the Act and failure by an Eligible Employee to comply with the Company’s requirements in this regard will preclude him from participating in this Scheme.

4.             Trustees’ Obligations

4.1                                 The Trustees shall at the earliest opportunity apply the sum made available by the Company and/or its Participating Subsidiaries pursuant to Rule 2.3 in acquiring or subscribing for Scheme Shares at the Market Price for the Eligible Employees who have contracted to participate in this Scheme; and

(a)                                  shall determine the number of Scheme Shares to be appropriated on that occasion;

(b)           shall appropriate the Scheme Shares to Eligible Employees who have contracted to participate and shall as soon as practicable after such appropriation notify each Participant in writing of:

(i)            the number and description of Scheme Shares so appropriated to him;

(ii)           the Initial Market Value of the Scheme Shares so appropriated; and

(iii)          the Appropriation Date.

4.2           If the basis on which the Scheme Shares are appropriated would otherwise give rise to the appropriation of a fraction of a Share the Trustees shall appropriate such fraction and deal with such fractions in a manner agreed with the Revenue Commissioners in writing.

4.3           If Rule 4.2 is not applied either because the Trustees do not wish to appropriate fractions of shares or do not reach agreement with the Revenue Commissioners then the Trustees shall reduce the appropriation to Eligible Employees on a pro-rata basis.

4.4           In the event that any portion of the Scheme Shares acquired by the Trustees carries the right to receive any dividends which have been declared the Trustees shall appropriate those dividends amongst Eligible Employees as soon as practicable after their receipt by the Trustees and will provide the eligible employee with written detail of their dividend entitlements and any related tax credits.

5.             Rights attaching to Scheme Shares

5.1           Scheme Shares appropriated to Participants pursuant to this Scheme shall rank pari passu in all respects with the Shares of the Parent Company except that Scheme Shares issued pursuant to the Scheme shall not rank for any rights attaching to Shares prior to the date of issue.

5.2           In the event that the Trustees purchase Shares for appropriation and some of those Shares carry a right of any kind which is not carried by every other such Share, then such Shares as carry such right shall so far as practicable be appropriated pro rata according to the number of Shares appropriated to each Participant on the Appropriation Date.

6.             Conditions of Retention and Disposal

6.1           After the end of the Retention Period of any Participant’s Shares, the Trustees shall dispose of such Shares if directed to do so by or on behalf of the Participant, such directions to be subject to Rule 6.3 and be to:

(a)           dispose of his Scheme Shares; or

(b)           transfer the legal ownership of his Scheme Shares to himself; or

(c)           deal in his interest in the Scheme Shares;

provided that, as soon as may be practicable following the Release Date applicable thereto the Trustees will be entitled to transfer the legal ownership of such Scheme Shares to the Participant in a manner deemed appropriate with or without specific instructions from the Participant.

6.2           In administering this Scheme the Trustees shall not dispose of any Scheme Shares held on behalf of any Participant (whether by transfer to such Participant or otherwise) during the Retention Period, except in the circumstances outlined in section 511(6)(a), (b) or (c) of the Act as described by Rule 7.1.

6.3.          Except as hereinafter provided each Participant shall comply with the obligations imposed by paragraphs (a) to (d) of section 511(4) of the Act.

7.             Re-organisation; Amalgamation or Take-over and Rights Issues

7.1           A Participant shall not be prevented by Rule 6.2 or 6.3 from:

(a)           directing the Trustees to accept an offer for any of his Scheme Shares (hereinafter referred to as the “Original Scheme Share”) if the acceptance or agreement will result in a new holding, as defined in section 584(1) of the Act, being equated with the Original Scheme Shares for the purposes of capital gains tax; or

(b)           directing the Trustees to agree to a transaction affecting his Scheme Shares or such of them as are of a particular class if the transaction would be entered into pursuant to a compromise arrangement or scheme applicable to or affecting:

(i)            all the common stock of the Parent Company or as the case may be all the Scheme Shares of the class in question; or

(ii)           all the Scheme Shares or Scheme Shares of the class in question which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in this Scheme; or

(c)           directing the Trustees to accept an offer of cash, with or without other assets, for his Scheme Shares if the offer forms part of a general offer or similar transaction which is made to holders of shares of the same class as himself or of Shares in the Parent Company and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of the Parent Company within the meaning of section 11 of the Act; or

(d)           agreeing after the expiry of the Retention Period to sell the beneficial interest in his Scheme Shares to the Trustees for the same consideration in money as in accordance with section 511(4)(d) would be required to be obtained for the Scheme Shares themselves.

7.2           In the event of an offer being made or a transaction proposed in any of the circumstances described in Rule 7.1(a), (b) or (c) the Trustees shall forthwith notify each Participant and shall act in accordance with the instructions of the Participant in dealing with his Scheme Shares and in the absence of any such instructions shall take no action.

7.3           In the event of the Company proposing to make a rights issue in respect of any class of its share capital which includes Scheme Shares held on behalf of Participants, the Trustees shall, immediately upon receipt of the offer from the Company, notify each Participant of the following options in respect of the Scheme Shares held by the Trustees on his behalf:

(a)           to instruct the Trustees to exercise the rights in respect of all or any of his Scheme Shares provided that such instruction is accompanied by payment in cash of the amount necessary to exercise such rights; or

(b)           to instruct the Trustees to exercise the rights in respect of only some of his Scheme Shares and to dispose of the rights nil paid in respect of the remainder and either:

(i)            to pay to the Trustees any amount in excess of the amount of the disposal proceeds necessary to exercise such rights; or

(ii)           to instruct the Trustees to pay to him any amount of the disposal proceeds in excess of the amount necessary to exercise such rights; or

(c)           to instruct the Trustees to dispose of the rights nil paid in respect of all or any of his Scheme Shares and pay the proceeds to him.

The Participant shall instruct the Trustees accordingly within any period of time specified by the Trustees and shall, if appropriate, pay to the Trustees in cash any amount necessary in order to carry out such instructions.  The Trustees shall, subject to receipt of the cash as aforesaid, carry out the instructions of the Participant within the period of time allowed by the Company for exercise of the rights.  If a Participant shall fail to give any direction to and shall not otherwise have authorised the Trustees, they shall take no action in respect of the rights associated with Scheme Shares held on behalf of that particular Participant.

7.4           Any new Scheme Shares allotted to the Trustees pursuant to Rules 7.2 or 7.3 or on a capitalisation issue shall be deemed to have been appropriated to a Participant on the Appropriation Date of the Scheme Shares in respect of which they were allotted provided that, in respect of a Participant’s holding of Scheme Shares which have different Appropriation Dates in deeming the amount of securities to have been so appropriated the Trustees may round up or down any fractions of such securities arising as they in their absolute discretion shall think fit provided that the aggregate amount of new Scheme Shares appropriated to a Participant shall not be thereby varied.

8.             Receipts

8.1           Subject to any such direction in relation to rights issues as is referred to in section 513(3) of the Act, the Trustees shall pay or transfer to a Participant any money or money’s worth received by them in respect of, or by reference to, any of his Scheme Shares other than money consisting of the sum referred to in Rule 11.1 and money’s worth consisting of a new holding as referred to in Rule 7.1(a).

8.2           The Trustees shall procure that dividends in respect of Scheme Shares appropriated to a Participant are remitted to him in accordance with the Participant’s individual holding at his present or last place of work with the Company or any of its Participating Subsidiaries or such other place within the State as the Participant may direct as soon as practicable and in so far as possible within the same tax year after payment thereof is made by the Parent Company provided always that the Trustees shall at all times comply with the provisions of paragraph 17(a) of Schedule 11 to the Act.

9.             Rights attaching to Scheme Shares

9.1           In relation to any rights or voting rights attaching to the Scheme Shares appropriated to the Participants, when such rights fall to be exercised the Trustees shall deal only in accordance with the written instructions of the Participants or of any other person in whom the beneficial interest in the Scheme Shares is for the time being vested.  In the absence of such instructions the Trustees will abstain from voting.

10.           Rights of Employees

10.1         Participation in this Scheme by a Participant is a matter entirely separate from any pension right or entitlement he may have and from his terms or conditions of employment and participation in this Scheme shall in no respects whatever affect in any way a Participant’s pension rights or entitlements or terms or conditions of employment and in particular (but without limiting the generality of the foregoing words) any Participant who leaves the employment of the Company or a Participating Subsidiary shall not be entitled to any compensation for any loss of any right or any benefit or prospective right or benefit under this Scheme which he might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise howsoever.

11.           Duty to account for tax

11.1         When the Trustees receive from a Participant who has directed them to transfer the ownership of his Scheme Shares to him at any time before the Release Date in respect of such Scheme Shares the sum which he is then obliged to pay them by virtue of section 511(4)(c) of the Act, that sum shall be accounted for by the Trustees to the Revenue Commissioners in accordance with section 516 of the Act.

11.2         The Trustees shall maintain records of all sums received from Participants under Rule 11.1.

11.3         The Trustees shall inform each Participant in writing of any facts known to them which   are relevant to determining the liability (if any) of that Participant to Irish income tax under Schedule E.

12.           Administration

12.1         Subject to the prior written approval of the Revenue Commissioners, if the Trustees need from time to time to make appropriations pursuant to Rule 4.1 after the Appropriation Date to Eligible Employees who are fairly and reasonably included in the Scheme for the relevant Financial Year, the Company and/or relevant Participating Subsidiary shall make available to the Trustees such sum or sums as the Trustees need to acquire Scheme Shares for such Eligible Employees as aforementioned provided always that such Eligible Employees shall be treated within the terms of the Scheme as if they had received an appropriation of Scheme Shares on the Appropriation Date.

12.2         Any notification or other notice in writing to be given to any Participant pursuant to this Scheme shall be sufficiently given if sent through the post in a prepaid cover addressed to the Participant at his address last known to the sender including any address supplied by the Company or a Participating Subsidiary as being his address.  Any certificate, notification or other notice in writing required to be given to the Company, a Participating Subsidiary or the Trustees shall be properly given if sent to or delivered to the Company, the Participating Subsidiary concerned or the first named Trustee at their respective registered or principal offices or in the case of an individual Trustee at his last known address.

12.3         If an Eligible Employee completes the required form of contract for participation in this Scheme in respect of a particular Financial Year but dies before Scheme Shares have been appropriated to him hereunder then any Scheme Shares in respect thereof shall be appropriated to his estate.

13.           Alterations

13.1         The Board may from time to time make alterations to these Rules including (without prejudice to the generality of the foregoing) such alterations as may be necessary to establish other cash or share schemes and to permit participants in such other schemes to participate in this Scheme on such terms as the Board thinks fit provided that:

(a)           if the Scheme is at the time of any alteration approved by the Revenue Commissioners, such alteration shall not take effect until it has been approved by the Revenue Commissioners in writing under paragraph 5(2) of Part 2 of Schedule 11 to the Act; and

(b)           the Board shall not make any alteration which would adversely prejudice to a material extent a Participant’s rights over Scheme Shares already appropriated to him without the consent in writing of such Participant.

14.           Final Decisions

14.1         If any matter arises on or in connection with this Scheme or its operation for which specific provision is not made in the Deed or these Rules such matter shall be resolved, dealt with or provided for in such manner as the Board shall in its absolute discretion consider appropriate after taking into account the respective interests of the Company and of the Participants and the requirements of the Revenue Commissioners.

15.           Limitation upon number of Shares available to the Scheme

15.1         The maximum aggregate nominal value of Shares which may be issued by the Parent Company to the Trustees under the Scheme shall not in any one calendar year exceed one per cent. of the issued share capital of the Parent Company.

15.2         In any period of ten years, the maximum nominal value of Shares which may be issued to the Trustees under the Scheme from time to time when added to the aggregate of the nominal value of any Shares issued or to be issued pursuant to any other employee Share Participation Schemes approved by the Parent Company in general meeting, shall not exceed ten per cent. of the nominal value of the issued share capital of the Parent Company in issue immediately prior to that time.

APPENDIX 1

Entitlement

(Rule 2.3)

The Entitlement of each Eligible Employee shall be determined by the Board as a percentage  of Annual Remuneration as determined under the performance appraisal process in a manner agreed with the Revenue Commissioners.

APPENDIX 2

LETTER OF NOTIFICATION

(on Company letterhead)

The Watson Wyatt Ireland Share Participation Scheme

[NAME AND ADDRESS OF EMPLOYEE]      [DATE]

Dear

As an Eligible Employee under the Watson Wyatt Ireland Share Participation Scheme (the “Scheme”), you are entitled to elect to receive an allocation in accordance with the Scheme.  Your allocation will depend on  the percentage of your Entitlement you elect to receive under the Scheme in shares.  Any balance of your entitlement not taken in shares will be processed in cash through the payroll system.

[Your Entitlement in respect of the next such election will be €[ ].

The amount to be allocated under the Scheme will be used by the Trustee of the Scheme to acquire for you common stock in Watson Wyatt & Company Holdings (the “Shares”) provided that you are still an Eligible Employee with the Company on the date the Shares are appropriated to other Eligible Employees under the Scheme.  If you have ceased to be an Eligible Employee, then all of your Entitlement will be paid in cash through the payroll system.

*[If you wish to become a participant and to have Shares appropriated to you, you must sign the attached Form of Election and Contract of Participation (after reading them carefully) and return them to me by [DATE].  Failure to return the form and contract, properly completed, by this deadline (envelope enclosed for this purpose) will result in your exclusion from the Scheme this year and loss of any right to Shares.]

**[If you wish to have Shares appropriated to you, you must sign the attached Form of Election (after reading it carefully) and return to me by [DATE].  Failure to return the form, properly completed, by this deadline (envelope enclosed for this purpose) will result in your exclusion from the Scheme this year and loss of any right to Shares under this allocation.  The previous Contract of Participation into which you entered with Watson Wyatt (Ireland) Ltd. will likewise apply to this allocation.]

Certain of the terms used in the Contract of Participation are of a technical nature.  Definitions are set out on the sheet attached to the contract.  Such definitions are of necessity taken from the relevant legislation and are expressed in technical language.

You should be sure that you understand your obligations before you return the form and you may seek further clarification from me.

Yours faithfully,

for and on behalf of

Watson Wyatt (Ireland) Ltd.
[HR Director]

*              Suitable for first allocation
**           Suitable for second and all subsequent allocations.

FORM 1

FORM OF ELECTION

To:          Watson Wyatt (Ireland) Limited

To:          Trustees of Watson Wyatt Ireland Share Participation Scheme.

I have received notification of the amount of my Entitlement under the Scheme as set out in the Company’s letter dated [DATE].

I wish to receive the following percentage of my Entitlement in Shares

[     %]     Insert percentage.  Please note that this is subject to a minimum of €200.

This form should be returned to HR by [insert date].  If this is your first application for shares under the Plan you are also required to complete Form 2 (Contract of Participation).  In the event that you wish to increase your allocation by way of salary foregoing you must complete Form 3 (Salary Foregoing Form of Election).

Signed:

*

Address:

PPS Number:

Date:

Company should print employee’s name below line

FORM 2

CONTRACT OF PARTICIPATION

Watson WyattIreland Share Participation Scheme

To:          The Directors of Watson Wyatt (Ireland) Limited .

To:          The Trustees of the Watson Wyatt Ireland Share Participation Scheme (“the Scheme”)

I wish to be included in the above Scheme for the current year and to have Shares appropriated to me as described in the letter of [DATE].

1.             I have read the explanatory booklet describing the Scheme.

2.             I authorise Watson Wyatt (Ireland) Ltd. to pay to the Trustees the sum set out in the attached Form of Election for the acquisition of Shares under the Scheme.

3.             In return for my inclusion in the Scheme, I formally agree with Watson Wyatt (Ireland) Ltd. to be bound by the Rules of the Scheme as amended from time to time and, in particular, I hereby undertake:

(i)            To permit the Shares appropriated to me to remain in the hands of the Trustees throughout the Retention Period (as defined in the Schedule of Terms);

(ii)           Not to assign, or charge or otherwise to dispose of my beneficial interest in those Shares during the Retention Period;

(iii)          If my Shares are to be transferred to me at any time before the Release Date (as defined in the Schedule of Terms), to pay to the Trustees before the transfer takes place a sum equal to the income tax for which they become liable as a result of such transfer;

(iv)          Not to direct the Trustees to dispose of my Shares at any time after the Retention Period and before the Release Date except by sale for the best consideration in money that can at the time of sale be reasonably obtained.

4.     In relation to an offer or invitation conferring any rights upon the members of Watson Wyatt & Company Holdings I hereby direct the Trustees that they shall sell such proportion of such rights nil paid as will enable them to subscribe in full the balance of such rights as are unsold, provided always that I shall not before such date as may reasonably be stipulated for accepting such offer or invitation have given such other written instructions to the Trustees as I may be permitted.

5.     I agree that if I do not issue instructions to the Trustees on or after the Release Date to either sell my Shares or to have them transferred to me the Trustees may effect such transfer in a manner deemed appropriate to the efficient operation of the Scheme.

5.             I understand that this contract is binding in respect of all appropriations of Scheme Shares to me at any time.

Signed:

Dated:

If your full name and address is not shown above please complete this section.

Full Christian Name(s):

Surname:

Address:

PPS Number:

Please supply your bank details in order that any amounts payable to you under the Scheme can be credited to your account.

Bank Details

Name of Banks:

Branch address:

Sort Code:

A/Cno:

SCHEDULE OF TERMS

“Release Date”                                                           means in relation to your Shares the third anniversary of the date on which the Shares were appropriated to you.

“Retention Period”                                      means in relation to your Shares the period beginning on the date on which they were appropriated to you and ending on the second anniversary of that date, or if earlier the date on which you are no longer a director or employee of a participating company by reason of injury or disability or dismissal by reason of redundancy or the date on which you reach statutory pensionable age (i.e. age 66) or the date of your death.

“Shares”                                                                                           mean fully paid ordinary shares in the capital of Watson Wyatt & Company Holdings..

FORM 3

TO BE USED ONLY IF COMPANY EXERCISES ITS DISCRETION UNDER RULE 2.6 TO PERMIT SALARY FORGOING

SALARY FORGOING FORM OF ELECTION

Note:                      Completion of this form is optional

To:          The Directors of Watson Wyatt (Ireland) Limited (the “Company”)

To:          The Trustees of the Watson Wyatt Ireland Share Participation Scheme (the “Scheme”)

You may, subject to Revenue limits, forgo salary

(a)           I opt to forgo a lump sum of  €

from my gross basic salary

in the month of [        ] (insert relevant month.

(b)           I understand that:

(1)           the amount of salary forgone will be paid by the Company to the Trustees of the Scheme for application towards the purchase of Shares by the Trustees under the Scheme, and since it will reduce my taxable income, it may affect the values on which my pension scheme benefits (including death in service) are calculated and the amount of additional voluntary contributions which I may pay into the pension scheme;

(2)           the amount of salary that may be foregone cannot exceed the lesser of either:

(i)            the amount of my Entitlement that I have elected to take in Shares or,

(ii)           7.5% of my annual basic salary

Subject to the overall value of shares (bonus and salary foregoing) not exceeding €12,700 in the tax year.

(3)           the exercise of any option under (a) and/or (b) may only continue to apply for so long as I continue to participate in the Scheme and the Company continues to exercise its discretion under the Scheme Rules to allow salary forgoing and is subject to certain limits imposed by the Revenue Commissioners from time to time;

(4)           if any part of my salary forgone cannot be applied towards the purchase of Shares by the Trustees under the Scheme, that part shall be paid to me, without interest, and subject to income tax and PRSI.

Signed:

Address:

PPS Number:

Date:

* Company should print employee’s name below line